UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2026

AIxCrypto Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37428	26-3474527
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1990 E. Grand Ave.
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (760) 452-8111

5857 Owens Avenue, Suite 300

Carlsbad, California 92008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AIXC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Co-Chief Executive Officer and Director

On May 21, 2026, Kevin Richardson II notified AIxCrypto Holdings, Inc.’s (the “Company”) board of directors (the “Board”) of his resignation from the positions of Co-Chief Executive Officer and director of the Company, effective immediately. Mr. Richardson’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Resignation of Chief Financial Officer and Director

On May 21, 2026, Koti Meka resigned from his positions as Chief Financial Officer and director of the Company. Mr. Meka’s resignation as director is effective immediately, and his resignation as Chief Financial Officer is effective June 20, 2026. Mr. Meka’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Resignation of President

On May 21, 2026, Campbell Becher resigned from his position as President of the Company, effective immediately. Mr. Becher’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Appointment of President and Chief Financial Officer

On May 21, 2026, the Board appointed Jie (Jay) Sheng, current independent director of the Company, as President, and as Chief Financial Officer, effective June 21, 2026. As a result of his appointment as an officer of the Company, Mr. Sheng has ceased to be an independent director of the Board or a member of the Company’s audit committee, effective immediately.

Mr. Sheng, age 42, served as a member of the Board of Directors of the Company from October 2, 2025 to May 21, 2026, during which time he served as the chairman of the Company’s audit committee. Since 2022, Mr. Sheng served as a member of the Board of Directors of Faraday Future Intelligent Electric Inc., a Nasdaq-listed electric vehicle company, where he was a member of the Nominating and Corporate Governance Committee and the Compensation Committee. Mr. Sheng served as Executive Director of Finance at North American Fuel Corporation and Deputy General Manager of China National Aviation Fuel Europe Limited, within the China National Aviation Fuel Group system, from 2008 to 2022, where he was responsible for financial management, budgeting, treasury management, risk control, and cross-border business operations. Mr. Sheng holds a Master’s degree in Accounting and Financial Economics from the University of Essex.

In connection with Mr. Sheng’s appointment, the Company entered into an offer letter with Mr. Sheng on May 21, 2026, pursuant to which Mr. Sheng will receive an annual base salary of $400,000 and will be eligible to receive a discretionary annual performance bonus of up to $200,000.

In addition, the Company’s leadership team is recommending to the Board that Mr. Sheng be granted restricted stock units (“RSUs”) with a total grant date value equal to $312,000, vesting in four equal annual installments over four years, and performance stock units with a total value equal to $208,000, which will be issued upon achievement of specified Company and individual milestones approved by the Board and the executive team, and which, once issued, will vest in equal one-third increments on each of the first three annual anniversaries of the applicable grant date, in each case subject to Board approval, the availability of sufficient shares under the Company’s stock incentive plan, and Mr. Sheng’s continued employment.

The foregoing description of Mr. Sheng’s offer letter does not purport to be complete and is qualified in its entirety by reference to the full text of the offer letter, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Appointment of Jerry Wang as Director

On May 21, 2026, the Board appointed Jerry Wang to serve as a director of the Company, effective immediately. Mr. Wang will serve as a director until the next annual meeting of the Company’s stockholders, at which time he will stand for election, and if elected, will serve as a director until the annual meeting of the Company’s stockholders following his election, or his earlier resignation, retirement, or other termination of service.

Mr. Wang, age 35, currently serves as Co-Chief Executive Officer of the Company and is also Global Executive Chairman of Faraday Future Intelligent Electric, Inc. (“FF”). He previously served as Vice President of Global Capital Markets of FF from May 2018 to April 2022. Prior to that, he was Global Head of Capital Markets of FF from January 2018 to May 2018, and General Manager of China Capital Markets of FF from March 2017 to January 2018. Mr. Wang is the co-founder and former Executive Chairman of AIBOT Inc. and currently serves as its Chairman. Prior to joining the Company, Mr. Wang served as Director of Corporate Development at Le Holdings Co. Ltd. from 2015 to 2017. He co-founded Global Galaxy Inc., a private investment firm, in 2013 and previously worked as a private equity analyst at Knights Investment Group.

There are no arrangements or understandings between Mr. Wang and any other persons pursuant to which he was named as a director of the Company. Mr. Wang is a nephew of Mr. Yueting Jia, the CEO of the Company’s majority shareholder. Otherwise, there are no family relationships between Mr. Wang and any director or executive officer of the Company. There are no transactions involving Mr. Wang that would be required to be reported under Item 404(a) of Regulation S-K. In connection with his appointment, the Company will enter into its standard form of indemnification agreement with Mr. Wang.

Appointment of Chen Shi as Independent Director

On May 21, 2026, the Board appointed Chen Shi to serve as a director of the Company, effective immediately. The Board has affirmatively determined that Mr. Shi qualifies as an “independent director” under applicable Nasdaq listing standards and SEC rules. Mr. Shi will serve as a director until the next annual meeting of the Company’s stockholders, at which time he will stand for election, and if elected, will serve as a director until the annual meeting of the Company’s stockholders following his election, or his earlier resignation, retirement, or other termination of service. Mr. Shi is expected to be appointed as a member and chair of the Audit Committee, subject to formal Board approval.

Mr. Shi, age 39, has served as Chief Financial Officer and Director of Finance at VRB Energy Inc., an energy storage company focused on vanadium redox flow battery technology, since June 2017. Mr. Shi previously worked in public practice with Deloitte’s Shanghai, China and Vancouver, Canada offices, where he was involved in audit, IPO, and other public-company engagement matters. Mr. Shi holds a Master of Business Administration from the University of Alberta (2015) and a Bachelor of Management from Sichuan University (2009). He is a Chartered Financial Analyst, Fellow Chartered Certified Accountant, Associate Chartered Accountant (ICAEW), and Chartered Professional Accountant (CPA, Canada). The Board believes that Mr. Shi’s extensive senior finance and public-company reporting experience qualifies him to serve as a director of the Company.

There are no arrangements or understandings between Mr. Shi and any other persons pursuant to which he was named as a director of the Company. There are no family relationships between Mr. Shi and any director or executive officer of the Company. There are no transactions involving Mr. Shi that would be required to be reported under Item 404(a) of Regulation S-K. In connection with his appointment, the Company will enter into its standard form of indemnification agreement with Mr. Shi.

Item 8.01. Other Events.

Discontinuation of Legacy Biotechnology Business

On May 21, 2026, the Board approved the discontinuation and structured wind-down of the Company’s legacy biotechnology business segment. Prior to reaching this determination, the Company’s management evaluated strategic alternatives for the segment, including a potential sale of the business. Based on this evaluation, the Board concluded that an orderly wind-down is in the best interests of the Company and its stockholders.

The Company is in the process of evaluating the financial impact of the wind-down, including any charges, asset impairments, or other costs that may be incurred in connection therewith, and expects to provide additional information in its next periodic report filed with the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this report, including without limitation, statements regarding the anticipated wind-down of the Company’s legacy biotechnology business segment, the expected timing of Mr. Sheng’s assumption of the Chief Financial Officer role, the potential grant of equity awards, and the Company’s future plans and expectations, are forward-looking statements. These statements are based on the Company’s current expectations and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

These risks and uncertainties include, but are not limited to: the Company’s ability to successfully execute the wind-down of its biotechnology business segment; costs and charges that may be incurred in connection with the wind-down; the ability to retain key personnel during executive transitions; the Company’s ability to grant equity awards, which is subject to Board approval and share availability under the Company’s Stock Incentive Plan; and other risks described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, entered into on May 21, 2026, between AlxCrypto Holdings, Inc. and Jie (Jay) Sheng.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIxCrypto Holdings, Inc.

Date: May 28, 2026	By:	/s/ Jerry Wang
	Name:	Jerry Wang
	Title:	Chief Executive Officer and Director (Principal Executive Officer)